Exhibit 99.1
For more information contact:
Stephen P. Cotugno
Executive Vice President-Corporate Development
PDI, Inc.
201.574.8617

PDI Discontinues InServe Business Unit

Saddle River, NJ— (December 4, 2005) PDI, Inc. (NASDAQ: PDII) a diversified sales and marketing services provider to the pharmaceutical industry, today announced that it is discontinuing its InServe business unit.

InServe provides clinical after sales support to medical devices and diagnostics companies. Nurses, medical technologists, and other clinicians, employed by InServe, train and provide clinical education and after sales support to the medical staff of hospitals and clinics that recently purchased equipment.

Through September 30, 2005, InServe generated revenue of $4.2 million. The Company expects to be taking a writedown of intangible assets and goodwill attributed to InServe in the fourth quarter of 2005.

Today’s action is part of PDI’s plan to return the company to profitability and to focus on its core business of servicing the pharmaceutical industry. In addition, the Company is reducing expenses, investing in new business development and marketing resources, and using its balance sheet to drive shareholder value including making accretive acquisitions.

About PDI

PDI, Inc. (NASDAQ: PDII) is a diversified sales and marketing services provider to the pharmaceutical industry. PDI’s comprehensive set of next-generation solutions is designed to increase its clients’ strategic flexibility and enhance their efficiency and profitability. Headquartered in Saddle River, NJ, PDI also has offices in Pennsylvania and Illinois.

PDI’s sales and marketing services include dedicated contract sales, Select Access™, marketing research and consulting, medical education and communications and integrated commercial solutions for products from pre-launch through patent-expiration. The company’s experience extends across multiple therapeutic categories and includes office and hospital-based initiatives.

PDI’s commitment is to deliver innovative solutions, unparalleled execution and superior results for its clients. Through strategic partnership and client-driven innovation, PDI maintains some of the longest standing sales and marketing relationships in the industry. Recognized as an industry pioneer, PDI remains committed to continued innovation.

For more information, visit the Company’s website at www.pdi-inc.com.

Forward Looking Statements

This press release contains forward-looking statements regarding future events and financial performance. These statements involve a number of risks and uncertainties and are based on numerous assumptions involving judgments with respect to future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond PDI's control. Some of the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements are general economic conditions, changes in our operating expenses, adverse patent rulings, FDA, legal or accounting developments, competitive pressures, discontinued businesses, failure to meet performance benchmarks in significant contracts, changes in customer and market requirements and standards, the impact of any stock repurchase programs, the adequacy of the reserves the Company has taken, the financial viability of certain companies whose debt and equity securities we hold, outcome of certain litigations, and the Company’s ability to implement its current business plans and the risk factors detailed from time to time in PDI's periodic filings with the Securities and Exchange Commission, including without limitation, PDI's Annual Report on Form 10-K for the year ended December 31, 2004, and PDI’s periodic reports on Form 10-Q and current reports on Form 8-K filed with the Securities and Exchange Commission since January 1, 2005. The forward looking-statements in this press release are based upon management's reasonable belief as of the date hereof. PDI undertakes no obligation to revise or update publicly any forward-looking statements for any reason.